UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 4, 2022 (February 28, 2022)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street	Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262) 638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01         Entry into a Material Definitive Agreement.

On February 28, 2022, Twin Disc, Incorporated (the “Company”) entered into a Second Amended and Restated Forbearance Agreement and Amendment No. 8 to Credit Agreement (the “Second Amended and Restated Forbearance Agreement”) that amends the Credit Agreement dated as of June 29, 2018, as amended (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). Capitalized terms in this Current Report that are not otherwise defined herein are defined in the Credit Agreement, as amended.

The Credit Agreement requires the Company to comply with certain minimum EBITDA covenants, including maintaining a minimum EBITDA of $2,500,000 for the three fiscal quarters ended as of December 25, 2020, $6,000,000 for the four fiscal quarters ended as of March 26, 2021, and $10,000,000 for the four fiscal quarters ended as of June 30, 2021. On January 27, 2021, the Company and the Bank had entered into a Forbearance Agreement and Amendment No. 6 to the Credit Agreement (the “Forbearance Agreement”), because the Company was not in compliance with its financial covenant to maintain a minimum EBITDA of $2,500,000 for the three fiscal quarters ended as of December 25, 2020. In the Forbearance Agreement, the Bank agreed to forbear from exercising its rights and remedies against the Company under the Credit Agreement with respect to the Company’s noncompliance with its minimum EBITDA covenants during the period (the “Forbearance Period”) commencing January 27, 2021 and ending on the earlier of (i) September 30, 2021, and (ii) the date on which a default under the Forbearance Agreement or Credit Agreement occurs. In an Amended and Restated Forbearance Agreement and Amendment No. 7 to the Credit Agreement dated September 30, 2021 (the “Amended and Restated Forbearance Agreement), the Bank extended the Forbearance Period to February 28, 2022, or if earlier, through the date on which a default under the Amended and Restated Forbearance Agreement or Credit Agreement occurs.

The Second Amended and Restated Forbearance Agreement extends the Forbearance Period through June 30, 2022, or if earlier, through the date on which a default under the Amended and Restated Forbearance Agreement or Credit Agreement occurs. During the extended Forbearance Period, the Bank will continue to forbear from exercising its rights and remedies against the Company under the Credit Agreement with respect to the Company’s noncompliance with its minimum EBITDA covenants. The Second Amended and Restated Forbearance Agreement also makes certain adjustments to the Credit Agreement, including:

●
Reducing the portion of the Borrowing Base that is based on Eligible Inventory from the lesser of $35,000,000 or 50% of the value of Eligible Inventory to the lesser of $30,000,000 or 50% of the value of Eligible Inventory. This change was already in effect under the terms of the Amended and Restated Forbearance Agreement, due to the Company’s previously reported sale of its manufacturing facility in Novazzano, Switzerland for a gross sales price of approximately $10,000,000, resulting in Net Cash Proceeds (as defined in the Amended and Restated Forbearance Agreement) of approximately $8,700,000 (the “Rolla Disposition”) and repatriation of approximately $7,000,000 of those Net Cash Proceeds (the “Rolla Repatriation”)

●
Reducing the Revolving Credit Commitment from a maximum of $42,500,000 to a maximum of $40,000,000. This change was also already in effect under the terms of the Amended and Restated Forbearance Agreement due to the Rolla Disposition and Rolla Repatriation.

The Company also executed a Third Amended and Restated Revolving Note with the Bank, reflecting the maximum Revolving Credit Commitment of $40,000,000.

The above descriptions of the Second Amended and Restated Forbearance Agreement and the Third Amended and Restated Revolving Note are qualified in their entirety by reference to the Second Amended and Restated Forbearance Agreement and Third Amended and Restated Revolving Note, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Second Amended and Restated Forbearance Agreement and Amendment No. 8 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.

1.2	Third Amended and Restated Revolving Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2022	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary